Exhibit 99.1

Xponential Fitness, Inc. Appoints Jennifer Ryu as Chief Financial Officer

IRVINE, Calif.—(BUSINESS WIRE)—Xponential Fitness, Inc. (NYSE: XPOF) (“Xponential” or the “Company”), one of the leading global franchisors of boutique health and wellness brands, today announced the appointment of Jennifer Ryu as Chief Financial Officer, effective as of October 19, 2026, following the previously announced search process. Ms. Ryu will succeed Robert Julian, who has served as interim Chief Financial Officer since March 2026. Mr. Julian will remain a consultant to the Company to ensure a smooth transition.

Ms. Ryu brings more than 25 years of experience in finance, merger and acquisition, accounting, margin improvement and strategic execution at both public and private companies.

Since 2019, she has served as Executive Vice President and Chief Financial Officer of Resources Connection Inc., a publicly traded global professional services firm, where she has led finance, accounting, investor relations, including efforts to modernize the company’s operating and financial infrastructure, enhance performance management and strengthen long-term profitability. Her experience also includes senior finance leadership roles at Young’s Holdings and Kaiser Aluminum Corporation, a publicly traded aluminum manufacturing company. Ms. Ryu began her career in public accounting at Deloitte. Ms. Ryu holds a B.A. in business economics and accounting from the University of California, Los Angeles.

Mike Nuzzo, CEO of Xponential Fitness, Inc., said, “We are pleased to welcome Jennifer to Xponential as Chief Financial Officer. Her extensive public company experience, operational mindset, and track record across finance, capital allocation and investor relations, combined with her disciplined, data-driven approach, make her a strong addition to our leadership team.”

Mr. Nuzzo continued, “On behalf of the Board and the entire Xponential team, I thank Robert for his leadership and contributions during his time at Xponential. His experience and steady guidance over the last several months have been valuable to the Company, and we appreciate his continued support in ensuring a seamless transition.”

Ms. Ryu commented, “I am excited to join Xponential and work alongside the leadership team. Xponential has a differentiated portfolio of brands and a compelling opportunity ahead. I look forward to bringing a disciplined, operational approach to the finance function and supporting the Company’s franchisees, employees, and shareholders.”

As previously announced, the Board of Directors of the Company has initiated a review of strategic alternatives to maximize shareholder value. This review is ongoing and Led by the Company’s independent directors and supported by Jefferies as financial advisor.

About Xponential Fitness, Inc.

Xponential Fitness, Inc. (NYSE: XPOF) is one of the Leading global franchisors of boutique health and wellness brands. Through its mission to deliver the talents, assets, and capabilities necessary for successful franchise growth, the Company operates a diversified platform of five brands spanning modalities including Pilates, barre, stretching, strength training, and yoga. In partnership with its franchisees and master franchisees, Xponential offers energetic, accessible, and personalized workout experiences Led by highly qualified instructors in studio Locations throughout the U.S. and internationally, with franchise, master franchise and international expansion agreements in 49 U.S. states, Puerto Rico, and 29 additional countries. Xponential’s portfolio of brands includes Club Pilates, the Largest Pilates brand in the United States; Stretchlab, a concept offering one-on-one and group stretching services; YogaSix, the Largest franchised yoga brand in the United States; Pure Barre, a total body workout that uses the ballet barre to perform small isometric movements and the Largest barre brand in the United States; and BFT, a functional training and strength-based program. For more information, please visit the Company’s website at xponential.com.

Forward-Looking Statements

This press release contains forward-Looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated financial performance. Forward-Looking statements include, without Limitation, statements regarding the expected contributions of Ms. Ryu, the Company’s strategic priorities and growth prospects, and the anticipated Leadership transition. Forward-Looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-Looking statements. These factors include, but are not limited to: franchisees’ ability to generate sufficient revenues; our ability to anticipate and satisfy consumer preferences; risks related to Loss of reputation and brand awareness; our ability to manage changes in executive leadership; our ability to attract and retain key senior management and key employees; risks relating to expansion into international markets; macroeconomic conditions or economic downturns; geopolitical uncertainty, including the impact of the presidential administration in the U.S. trade policies and tariffs; general economic conditions and industry trends; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the full year ended December 31, 2025, and other periodic reports filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proved to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and Xponential undertakes no duty to update such information, except as required under applicable law.

Contacts

Addo Investor Relations

investor@xponential.com

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